Exhibit 3.1

BYLAWS

OF

HALLADOR ENERGY COMPANY

ARTICLE I.

Offices

Section 1. Business Offices. The principal office of the Corporation shall be located in Denver, Colorado. The Corporation may have such other offices, either within or outside Colorado, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 2. Registered Office. The registered office of the Corporation required by the Colorado Corporation Code to be maintained in Colorado may be, but need not be, identical with the principal office if in Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II.

Shareholders Meetings

Section 1. Annual Meeting. An annual meeting of the shareholders shall be held at such time and date as may be determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as is convenient. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the Board of Directors or officers of the Corporation.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, any Vice-President, the Secretary or the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote and the meeting. The notice or call of a special meeting shall state the purpose or purposes for which the meeting is called.

Section 3. Place of Meeting. Each meeting of the shareholders shall be held at such place, either within or outside Colorado, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the registered office of the Corporation in Colorado.

Section 4. Notice of Meeting. Except as otherwise prescribed by statute, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by first-class, certified or registered mail, by or at the direction of the President, or the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to each shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, but if three successive notices mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Corporation. If requested by a person or persons, other than the Corporation, lawfully calling a meeting, the Secretary shall give notice of such meeting at corporate expense.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date, in any case, to be not more than fifty days, and, in case of a meeting of the shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books, and the stated period of the closing has expired.

Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days before such meeting, this record shall be kept on file at the principal office of the Corporation, whether within or outside Colorado and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

Section 7. Proxies. At each meeting of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 8. Quorum. Except as otherwise required by the laws of Colorado or the articles of incorporation, one-third of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at each meeting of the shareholders, and the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the shareholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days at any one adjournment without further notice other than an announcement at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. Voting of Shares. Each outstanding share of record, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a meeting thereof or pursuant to Section 1 of this Article, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Colorado Corporation Code. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

Section 10. Voting of Shares by Certain Holders. Neither treasury shares, not shares held by another Corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the bylaws of such Corporation may prescribe or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy. Without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11. Conduct of Meetings. The Chairman of the annual or any special meeting of the shareholders shall be the President of the Corporation (or in his absence, any person designated by the Board of Directors), unless and until a different person is elected by a majority of the shares entitled to vote at such a meeting.

The Chairman of the meeting shall appoint one or more persons to act as inspectors or election at the meeting.

Meetings of shareholders shall be conducted in accordance with the following rules:

(a)     The Chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the Chairman. If the Chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, the Chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)     If disorder should arise which prevents continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

(c)     The Chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

(d)     A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by an individual, who is a shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

ARTICLE III

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided in the Colorado Corporation Code, the articles of incorporation or these bylaws.

Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be not less than three nor more than fifteen, as determined from time to time by the Board of Directors; provided, however, that there need be only as many directors as there are, or initially will be, shareholders in the event that the outstanding shares are, or initially will be, held of record by fewer than three shareholders. Directors shall be elected at each annual meeting of the shareholders. Each director shall hold office until the next annual meeting of the shareholders and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Directors must be at least eighteen years old but need not be residents of Colorado or shareholders of the Corporation. Directors shall be removable in the manner provided by the statutes of Colorado.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the President or to the Secretary of the Corporation. A director's resignation shall take effect at the time specified in such notice and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled in by the affirmative vote of a majority of the remaining directors, though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at a meeting of the shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon as practicable thereafter at the time and place, either within or outside Colorado, determined by the Board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The Board of Directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings.

Section 5. Special Meetings. Special meetings of the Board of Directors called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place, either within or outside Colorado, for holding any special meeting of the Board called by them.

Section 6.     Notice. Notice of each meeting of the Board of Directors stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing or written notice by first-class, certified or registered mail, or at least two days prior thereto by personal delivery of written notice or by telephonic or telegraphic notice, except that in the case of a meeting to be held pursuant to Section 11 of this Article telephone notice may be given one day prior thereto. (The method of notice need not be the same to each director.) Notice shall be deemed to be given, if mailed, when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address; if personally delivered, when delivered to the director; if telegraphed, when the telegram is delivered to the director; if telephoned, when communicated to the director. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless otherwise required by statute.

Section 7.     Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8. Quorum and Voting. A majority of the number of directors fixed by Section 2 of this Article, present in person, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy at any meeting of directors.

Section 9. Compensation. By resolution of the Board of Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at the meeting; a fixed sum for attendance at such meeting; or, a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10. Executive and Other Committees. By one or more resolutions, the Board of Directors may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors, except as prohibited by statute. The delegation of authority to any committee shall not operate to relieve the Board of Directors or any member of the Board from any responsibility imposed by law. Rules governing procedures for meetings of any committee of the Board shall be as established by the committee, or in the absence thereof by the Board of Directors.

Section 11. Meetings by Telephone. Unless otherwise provided by the articles of incorporation, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter thereof.

Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any articles or documents filed with the office of the Secretary of State of Colorado under the Colorado Corporation Code, or other governmental agency.

ARTICLE IV.

Officers and Agents

Section 1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary, and a Treasurer. The Board of Directors may also elect or appoint such other officers, assistant officers, and agents, including a Chairman of the Board, one or more Vice-Presidents, a Controller, Assistant Secretaries, and Assistant Treasurers, as they may consider necessary. One person may hold any two offices, except that no person may simultaneously hold the offices of President and Secretary. All officers must be at least eighteen years old.

Section 2. Election and Term of Officers. The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation or removal.

Section 3. Election and Term of Office. The salaries of the officers shall be as fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

Section 4. Removal Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

Section 5. Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the Corporation, by giving written notice to the President or to the Board of Directors. An officer's resignation shall take effect at the time specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6. Authority and Duties of Officers. The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the President, the Board of Directors or these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

(a)     Chief Executive Officer. The Chief Executive Officer shall have general charge, supervision and authority over the property, affairs and business of the Corporation, and over its several officers, subject, however to the control of the Board of Directors. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall have authority to cause the employment of appointment of such employees and agents of the Corporation (other than officers or agents elected or appointed by the Board) as the conduct of the business of the Corporation may require, and to fix their compensation and to remove or suspend any employee or agent who shall not have been appointed by the Board. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform all duties incident to the office of chief executive officer and such other duties as from time to time may be assigned to him by the Board of Directors, or as prescribed herein.

(b)     President. The President shall generally and actively manage the day-to-day business of the Corporation. If there is no separate person serving as Chief Executive Officer, the President shall also assume that title and those duties. In the absence of the Chairman of the Board and the Chief Executive Officer, he shall preside at all meetings of the shareholders and directors. He shall sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors, and in general, shall perform any and all other duties as may from time to time be assigned to him by the Board of Directors.

(c)     Vice President. The Vice President, if any (or if there is more than one, then each Vice President) shall assist the President and shall perform such duties as may be assigned to him by the Chief Executive Officer, the President or the Board of Directors. The Vice President, if there is one (or if there is more than one then the Vice President designated by the Board of Directors, or if there be no such designation then the Vice Presidents in order of their election), shall, at the request of the President, or in his absence or inability or refusal to act, perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Persons elected by the Board of Directors to the offices of Chief Operating Officer, Chief Financial Officer or Chief Legal Officer shall be Vice Presidents of the Corporation and shall perform the duties of such, except that the President or Chief Executive Officer of the Corporation may hold any or all of these offices in addition to President and Chief Executive Officer.

(d)     Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the shareholders, the Board of Directors and any committees of the Board; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation; (iv) keep at the Corporation's registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors. Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

(e)     Treasurer. The Treasurer shall: (i)be the principal financial officer of the Corporation and have the care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the Board of Directors; (ii) receive and give receipts and acquittance for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain and adequate system of internal audit, and prepare and furnish to the President and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the Board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the chief executive officer, the President or the Board of Directors. Assistant Treasurers, if any, shall have the same powers and duties, subject to the supervision by the Treasurer.

(f)     Other Officers. Other subordinate officers appointed by the Board of . Directors shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time. In case of the absence or disability of any officer of the Corporation and of any person authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of that officer to any other officer, or any director, or any other person whom it may select.

Section 7. Surety Bonds.     The Board of Directors may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties, as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE V.

Stock

Section 1.     Issuance of share. The issuance or sale by the Corporation of any share of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board of Directors, except as otherwise may be provided by statute.

Section 2.     Stock Certification.  The shares of the Corporation shall be represented by certificates; provided, however, the Board may authorize the issuance by the Corporation of some or all of the shares of any or all classes or series of the Corporation’s stock without certificates.

(a) Certificated shares shall be represented by consecutively numbered certificates signed in the name of the Corporation by its President or Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation, or with a facsimile thereof.  The signatures of the Corporation’s officers on any certificate may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors.  No certificate shall be issued until the shares represented thereby are fully paid.

(b)  The Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates as may be required by applicable laws, including the Colorado Business Corporation Act.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefore have been surrendered to the Corporation.  Unless otherwise determined by the Board of Directors, each shareholder, upon written request to the Secretary of the Corporation, shall be entitled to a certificate or certificates representing the number of shares held by him or her in the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, as long as the same is required by the Colorado Business Corporation Act, the Corporation shall send to the registered owner thereof without charge a written statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the other information required by the Colorado Business Corporation Act to be set forth or stated on certificates for stock

Section 3. Consideration for Shares. Shares shall be issued for such consideration expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the Corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

Section 4. Lost Certificates. In case of the alleged loss, destruction, or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

Section 5. Transfer of Shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the Corporation.

Section 6. Holders of Record. The Corporation shall be entitled to treat the holder of any record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.

Section 7. Transfer Agents, Registrars and Paying Agents. The Board of Directors may at its discretion appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties shall be entitled to such compensation as may be agreed.

ARTICLE VI

Indemnification of Directors, Officers,

Employees and Agents

Section 1. Right to Indemnification. Each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason or the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Colorado Corporation Code and may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, BRISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; and, such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators: provided, however, that except as provided in Section 2 hereof, with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only in such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the reasonable expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer (including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon the following: (a) delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise, (b) a written affirmation of such director's or officer's good faith belief that he conducted himself in good faith with regard to the actions giving rise to the proceeding; and (c) a determination, required under .the Colorado Corporation Code, of whether the facts then known to those required to make the determination would not preclude such advance of reasonable expenses. The Corporation may, to the extent authorized from time to time by its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Colorado Corporation Code for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Colorado Corporation Code, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 4. Insurance. The Corporation may, but is not required to, maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power in indemnify such person against such expense, liability, or loss under the Colorado Corporation Code.

Miscellaneous

Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein or his appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

Section 2. Voting of Securities by the Corporation. Unless otherwise provided by resolution of the Board of Directors, on behalf of the Corporation the President or any Vice President shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the Corporation at, all meetings of the shareholders of any other Corporation, association or other entity in which the Corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the President or any Vice President, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the Corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the Board of Directors.

Section 3. Seal The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "Seal, Colorado".

Section 4. Fiscal Year. The fiscal year of the Corporation shall be as established by the Board of Directors.

Section 5. Amendments. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal these bylaws and adopt new bylaws shall be vested in the Board of Directors.

Amended: December 24, 2009